EXHIBIT INDEX

(h)(12) Fee Waiver Agreement, dated June 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP Short Duration U.S. Government Fund, a series of AXP Government Income Series, Inc.

(h)(13) Fee Waiver Agreement, dated June 1, 2003, between American Express Financial Corporation, American Express Client Service Corporation, and AXP U.S. Government Mortgage Fund, a series of AXP Government Income Series, Inc.

(h)(14) Amended and Restated Fee Waiver Agreement, dated June 1, 2004, between American Express Financial Corporation, American Express Client Service Corporation, and AXP U.S. Government Mortgage Fund, a series of AXP Government Income Series, Inc.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated July 7, 2004.

(q)(4)   Trustees' Power of Attorney, dated Jan. 7, 2004.